UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Election of New Director

On January 28, 2013, the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”) elected Angelo C. Brisimitzakis to the Board, effective, and with his term commencing, on February 27, 2013 (the “Effective Date”).  Dr. Brisimitzakis’ Board committee assignments have not yet been determined.

In connection with his election to the Board and consistent with the Company’s non-employee director compensation program, the Board approved (i) the grant of an initial restricted stock unit award to be made on the Effective Date under the Company’s 2012 Long-Term Incentive Plan (the “Plan”) in the amount of $80,000; (ii) the grant of a pro-rated annual equity retainer to be made on the Effective Date under the Plan in the form of restricted stock units in the amount of $21,033.86 for the period from the Effective Date to the 2013 Annual Meeting of Stockholders (the “Annual Meeting”); and (iii) a pro-rated annual cash retainer of $13,643.84 for the period from the Effective Date to the Annual Meeting.  The restricted stock unit awards will generally vest on the one-year anniversary of the Effective Date.

On January 30, 2013, the Company issued a press release announcing Dr. Brisimitzakis’ election to the Board commencing on the Effective Date, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: January 30, 2013	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 30, 2013.